Exhibit 1

                               NOTICE OF EXERCISE

To:    The Netplex Group, Inc.
       8260 Greensboro Drive
       McLean, VA   22102
       Telecopy: (703) 356-5105
       Attn: Gene Zaino, President and CEO

The undersigned hereby irrevocably elects to exercise $____________ of the Prepaid Amount of this Warrant (the "Exercise") into shares of common stock ("Common Stock") of The Netplex Group, Inc. (the "Corporation") according to the conditions of the Prepaid Common Stock Purchase Warrant dated March ____, 2000 (the "Warrant"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any Exercise, except for transfer taxes, if any. A copy of the Warrant is attached hereto (or evidence of loss, theft or destruction thereof).

If the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Exercise to the account of the undersigned or its nominee (which is ________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"). If the Corporation's transfer agent does not participate in the DTC program as aforementioned, or if Holder checks the box set forth below, the Corporation shall deliver to Holder physical certificates representing the Common Stock issuable upon exercise of the Warrant.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon exercise of this Warrant shall be made pursuant to registration of the Common Stock under the Securities Act or pursuant to an exemption from registration under the Act.

In the event of partial exercise, please reissue an appropriate Warrant(s) for the portion of the Prepaid Amount which shall not have been exercised.

Check Box if Applicable:

|_| In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Exercise by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

                               Date of Exercise:
                                                --------------------------------

                               Applicable Exercise Price:
                                                         -----------------------

                               Portion of Prepaid Amount to be
                               exercised:
                                         ---------------------------------------

                               Amount of Exercise Default Payments
                               to be exercised, if any:
                                                       -------------------------

                               Number of Shares of
                               Common Stock to be Issued:
                                                         -----------------------

                               Signature:
                                         ---------------------------------------